Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 5, 2025, with respect to the financial statements of Aquestive Therapeutics, Inc. incorporated herein by reference.

/s/ KPMG LLP

Short Hills, New Jersey

January 21, 2026